UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

Current Report

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event initially reported): August 2, 2007

JAVA DETOUR, INC.
(Name of registrant as specified in its charter)

DELAWARE	000-52357	20-5968895
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 Second Street, Suite C105	95618
Davis, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 756-8020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Report, “we”, “us,” “our,” “Java Detour,” “registrant” or the “Company” refer to Java Detour, Inc. and its consolidated subsidiaries.

Explanatory Note

As previously reported in its Report on Form 8-K dated, and filed with, the Securities and Exchange Commission, or SEC, on August 7, 2007, on August 2, 2007, the Company, through its wholly-owned subsidiary JDCO, Inc. (“JDCO”), sold to Java Nevada, LLC (“Java Nevada”) its right, title and interest in the assets related to its four company-owned gourmet coffee retail locations in the State of Nevada (the “Assets”), pursuant to an Asset Purchase Agreement dated July 11, 2007 by and between JDCO and Java Nevada (the “Purchase Agreement”). This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by the Company on August 7, 2007 to include the financial information required under part (b) of Item 9.01 of Form 8-K. In addition, the Company has entered into First Amendment to Asset Purchase Agreement and Promissory Note dated as of August 1, 2007 (“Amendment No. 1”) and Second Amendment to Asset Purchase Agreement dated as of August 1, 2007 (“Amendment No. 2”), which are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 1.01  Entry into a Material Agreement.

On August 1, 2007, the Company entered into Amendment No. 1, pursuant to which the parties agreed that the Assets would be sold free and clear of all liens, security interest, and encumbrances of any nature. Additionally, the parties amended that certain promissory note issued by Java Nevada pursuant to the Purchase Agreement (the “Promissory Note”) to provide Java Nevada with the right to offset on a dollar-for-dollar basis any amounts it pays on the Company’s behalf with respect to equipment leases against any amounts due to the Company under the terms of such Promissory Note.

Further, on August 1, 2007, the Company also entered into Amendment No. 2, amending the Purchase Agreement, pursuant to which the parties agreed that gift card promotions and other prepaid product purchases sold by the Company in connection with the Assets through its contractual relationship with a third party on or prior to July 31, 2007 (the “Prepaid Period”) shall not be presented by Java Nevada to the Company for reimbursement. On or prior to August 15, 2007, the Company agrees to pay to Java Nevada cash in the amount of $26,650, which shall constitute full and final consideration of the outstanding gift card promotions for the Prepaid Period and the Company shall have no further obligations or liabilities with respect to any gift card promotions for the Prepaid Period.

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Balance Sheet of Java Detour, Inc. as of June 30, 2007 and the Unaudited Pro Forma Consolidated Statement of Operations for Java Detour, Inc. for the year ended December 31, 2006 and the six months ended June 30, 2007 and the notes thereto, giving effect to the disposition of the Assets are filed herewith as Exhibit 99.2.

(d) Exhibits.

Exhibit	Description

10.1*	Asset Purchase Agreement dated as of July 11, 2007 between JDCO, Inc. and Java Nevada, LLC

10.2	First Amendment to Asset Purchase Agreement and Promissory Note dated as of August 1, 2007

10.3	Second Amendment to Asset Purchase Agreement dated as of August 1, 2007

99.1*	Press Release dated August 7, 2007

99.2
Unaudited Pro Forma Consolidated Balance Sheet of Java Detour, Inc. as of June 30, 2007 and Unaudited Pro Forma Consolidated Statements of Operations for Java Detour, Inc. for the year ended December 31, 2006 and the six months ended June 30, 2007

__________
* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2007

JAVA DETOUR, INC.

	By:	/s/ Michael Binninger
Michael Binninger
Chief Executive Officer